Exhibit 99.1

Quanergy Reports First Quarter 2022 Financial Results

First quarter revenue increased 257% year-over-year to $1.4 million

Sunnyvale, CA – May 16, 2022 – Quanergy Systems, Inc. (“Quanergy”), a leading provider of LiDAR sensors and smart 3D solutions, today announced financial results for the three months ended March 31, 2022.

First Quarter 2022 Results

•

Revenue of $1.4 million, an increase of 257% over the same period last year; acceleration from the 113% year-over-year revenue growth rate delivered in the fourth quarter of 2021; slightly exceeded high end of previous guidance range

•

GAAP net loss of $104.7 million vs. $14.7 million in the first quarter of 2021; GAAP results include $51.6 million of non-cash stock-based compensation expense and $36.7 million of non-cash, net interest expense based on the conversion of 2023 Notes to equity

•	Adjusted EBITDA loss of $10.5 million vs $6.9 million in the first quarter of 2021; reflects investments to support growth and transition Quanergy to a publicly listed company

•	Completed business combination transaction on February 8, 2022; began trading on the NYSE under the symbol “QNGY”

•	Strengthened balance sheet by paying off or converting all outstanding convertible debt

•	Ended the first quarter with cash, cash equivalents and restricted cash of $21.2 million; maintains a fully committed and untapped $125 million share subscription facility

“The first quarter represented a positive start to the year as evidenced by strong year-over-year revenue growth. The demand environment is constructive, evidenced by our growing pipeline, a transition of customer projects from proof-of-concepts to deployments to expansion and increasing deal sizes. Our business continues to be driven by traction in our core IoT segments, including security, smart cities and industrial,” said Kevin Kennedy, Chairman and CEO of Quanergy. “However, supply chain constraints continue to be a challenge, affecting our conversion of bookings to revenue as well as our gross margins. We are ramping manufacturing in three locations to add capacity and increase supply chain agility to mitigate these constraints.”

First Quarter 2022 Financial Results

Revenue for the first quarter of 2022 totaled $1.4 million, compared with $383 thousand in the same period of 2021. Growth continued to be driven by Quanergy’s security and smart spaces solutions and by a growing contribution from industrial applications.

GAAP gross profit was negative $486 thousand for the quarter implying a GAAP gross margin of negative 35.6%. Excluding $683 thousand of stock-based compensation expense, non-GAAP gross profit was $197 thousand for the quarter, implying non-GAAP gross margins of 14.4%.

GAAP net loss was $104.7 million for the quarter compared to $14.7 million for the same period in 2021. GAAP net loss includes $51.6 million of non-cash stock-based compensation expense and $36.7 million of non-cash, net interest expense resulting from the conversion of the 2023 Notes to equity upon the closing of our business combination transaction in February.

Adjusted EBITDA loss for the first quarter of 2022 was $10.5 million, compared with $6.9 million for the same period in 2021. The higher EBITDA loss was driven by operating expenses reflecting investments to support growth and transition Quanergy to a publicly listed company.

As of March 31, 2022, the Company had $21.2 million in cash, cash equivalents and restricted stock on its balance sheet. In addition, Quanergy has an untapped, fully committed $125 million share subscription facility.

Net cash from operating activities was negative $22.7 million in the first quarter of 2022 (including $9.3 million of accrued interest paid off on 2022 Notes), versus negative $6.6 million in the first quarter of 2021. Free cash flow (a non-GAAP measure defined as cash flow from operations less capital expenditures) was negative $22.9 million in the first quarter of 2022, including the $9.3 million accrued interest payoff, compared with negative $6.6 million in the prior year period.

Key Operational Highlights

•	M1 LiDAR sensors were chosen by Vecna Robotics to deliver natural feature navigation for Vecna’s new CPJ autonomous co-bot pallet jack

•

Successfully deployed 3D LiDAR Flow Management solution with San Francisco Municipal Transportation Agency to improve travel time of San Francisco’s light rail vehicles in a proof of concept pilot project

•	Quanergy’s Smart LiDAR portfolio was selected by Digital Mortar to provide a broad range of innovative flow management solutions for retail applications

•	Integrated Quanergy’s LiDAR platform with Mirasys to deliver advanced insights and analytics for physical security applications in the government, retail and gaming industries

•	Partnered with Surveill to offer an integrated LiDAR-based video surveillance platform to support the delivery of mission-critical security and business intelligence

•	Introduced three new products targeting the IoT market – a new version of the MQ-8 PoE sensor, the latest version of QORTEX Automated ID Handover and a new version of M1 Edge

•	Recently successfully demonstrated 250 meter detection range for the solid state OPA LiDAR platform operating outdoors in bright sunlight

•	Ramping three manufacturing locations to enhance capacity and supply chain agility

•	Ended the quarter with 134 employees, a 38% increase year-over-year, with 76% of the new hires within R&D and operations in order to align with demand trends

Outlook for 2022

•	Quanergy sees a demand environment for 2022 that is stronger than it was in the Fall of 2021

•	However, supply chain challenges for electronic components and the ramping of new manufacturing capabilities are constraining the conversion of bookings to revenue

•	Currently expect Q2 2022 revenues of $1.1 - $2.1 million.

•	Currently expect full year 2022 revenues of $14 - $18 million; Quanergy is managing its business to the upper end of the range.

The Company’s expectations with respect to Q2 2022 and full year 2022 are estimated. Actual revenues for Q2 2022 and full year 2022 are subject to completion of the Company’s financial closing procedures for the period, and the actual and reported financial results for Q2 2022 and full year 2022 may materially differ. As such, the Company’s expectations with respect to Q2 2022 and full year 2022 are inherently unpredictable and actual results and outcomes could differ materially for a variety of reasons, including the factors discussed below under “Forward-Looking Statements.”

2022 First Quarter Conference Call and Webcast

Quanergy is hosting a conference call and webcast today, May 16, 2022, beginning at 8:30 a.m. ET to discuss the Company’s preliminary first quarter 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 212-231-2913 and the conference ID number is 22018641 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

About Quanergy Systems, Inc.

Quanergy’s (NYSE: QNGY and QNGY.WS) mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid-state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Quanergy believes the non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA and free cash flow are useful in evaluating its operating performance. Quanergy calculates non-GAAP gross profit as gross profit adding back stock-based compensation expense included in cost of goods sold. Quanergy calculates non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense included in cost of goods sold. Quanergy calculates adjusted EBITDA as net loss adding back stock-based compensation expense, depreciation and amortization, interest expense and income, change in fair value of derivative liability, gain on forgiveness of PPP loan, other comprehensive income (net) and income tax provision (benefit). Quanergy believes that non-GAAP gross profit, non-GAAP gross margin and adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Quanergy defines free cash flow as cash flow from operations less capital expenditures. Free cash flow is a non-GAAP financial measure. Management believes, however, that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures the Company’s ability to generate additional cash from its business operations. Quanergy defines free cash flow as cash flow from operations less capital expenditures. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by operating activities as a measure of liquidity. Therefore, Quanergy believes it is important to view free cash flow as supplemental to the entire statement of cash flows. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this presentation.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding the constructive demand environment and our growing pipeline, the transition of customer projects from proof-of-concepts to deployments to expansion and increasing deal sizes, continued traction in IoT segments including security, smart cities and industrial driving our business, ramping of multiple manufacturing locations to add capacity and increase supply chain agility in response to continued supply chain constraints, access to a committed $125 million share subscription facility, growing contribution to revenues from industrial applications, our planned projects with Vecna Robotics, Digital Mortar, Mirasys and Surveill, and all information included in the section titled “Outlook for 2022”. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the New York Stock Exchange; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers and the impact of supply chain constraints, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the U.S. Securities and Exchange Commission. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Quanergy Systems Investor Contact:

Ryan Gardella

ryan.gardella@icrinc.com

Media Contact:

Neal Stein

media@quanergy.com

Quanergy is a registered trademark of Quanergy Systems. All other trademarks and trade names contained herein may be those of their respective owners.

© 2022, Quanergy Systems, Inc. All rights reserved.

– Financial tables follow –

Quanergy Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,176	$26,106
Restricted cash	70	70
Accounts receivable, net of allowance for doubtful accounts of $224 at March 31, 2022 and December 31, 2021	984	645
Inventory	3,295	3,242
Prepaid expenses and other current assets	13,138	1,138

Total current assets	38,663	31,201
Property and equipment, net	1,882	1,908
Other long-term assets	11,718	3,539

Total assets	$52,263	$36,648

Liabilities and stockholders’ equity / (deficit)
Current liabilities
Accounts payable	$4,196	$2,375
Accrued expenses	2,567	2,435
Accrued settlement liability	2,500	2,500
Other current liabilities	3,320	737
Short-term debt	—	34,311
Related party payable	1,070	—

Total current liabilities	13,653	42,358
Long-term debt	—	16,153
Long-term debt - related party	—	16,670
Derivative liability	1,808	26,017
Other long-term liabilities	10,739	803

Total liabilities	26,200	102,001

Commitments and contingencies (Note 15)
Stockholders’ deficit:
Common stock, $0.0001 par value. 300,000,000 and 80,071,901 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 98,498,731 and 57,020,151 shares issued and outstanding as of March 31, 2022 and December 31, 2021 respectively.	10	6
Additional paid-in capital	438,404	242,299
Accumulated other comprehensive loss	(72)	(61)
Accumulated deficit	(412,279)	(307,597)

Total stockholders’ equity / (deficit)	26,063	(65,353)

Total liabilities and stockholders’ equity / (deficit)	$52,263	$36,648

Quanergy Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$1,367	$383
Cost of goods sold	1,853	497

Gross profit	(486)	(114)
Operating expenses:
Research and development	12,824	4,357
Sales and marketing	7,196	1,745
General and administrative	41,792	2,493

Operating expenses	61,812	8,595

Loss from operations	(62,298)	(8,709)
Other income (expense):
Interest expense, net	(40,044)	(3,684)
Other expense, net	(2,337)	(2,317)

Loss before income taxes	(104,679)	(14,710)
Income tax provision	(3)	(4)

Net loss	$(104,682)	$(14,714)

Net loss attributable per share to common stockholders, basic and diluted	$(1.19)	$(0.23)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	87,705,256	62,811,287

Quanergy Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(104,682)	$(14,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	51,561	1,581
Non-cash interest expense	40,046	3,685
Change in fair value of derivative liabilities	2,337	2,317
Non-cash bonus expense	526
Depreciation and amortization	228	251
Non-cash lease expense	174	—
Paid-in-kind interest and accrued interest on repayment of 2022 Notes	(9,341)	—
Other	—	4
Changes in operating assets and liabilities:
Accounts receivable	(339)	329
Inventory	(52)	146
Prepaid expenses and other current assets	(3,199)	153
Other long-term assets	(3)	(825)
Accounts payable	327	1,104
Accrued expenses	(196)	(567)
Other current liabilities	(218)	(9)
Other long-term liabilities	85	(73)

Net cash used in operating activities	(22,746)	(6,618)

Cash flows from investing activities
Purchases of property and equipment	(202)	—

Net cash used in investing activities	(202)	—

Cash flows from financing activities
Related party proceeds from PIPE financing	36,950	—
Proceeds from Business Combination and PIPE financing	13,414	—
Payments of offering costs	(6,609)	—
Repayment of 2022 Notes	(25,813)	—
Proceeds from exercise of stock options	58	74
Proceeds from exercise of common stock warrants	29	—
Proceeds from issuance of convertible notes	—	37,186
Proceeds from issuance of convertible notes to related parties	—	11,475

Net cash provided by financing activities	18,029	48,735

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11)	5
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,930)	42,122
Cash, cash equivalents and restricted cash at beginning of period	26,176	7,668

Cash, cash equivalents and restricted cash at end of period	$21,246	$49,790

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,326	$—
Supplemental schedule of noncash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock	$152,978	$—
Conversion of 2023 Notes into equity	$101,978	$—
Issuance of common stock warrants	$17,602	$21,970
Assumption of net liabilities from Business Combination	$15,955	$—
Offering costs paid in common stock	$9,531	$—
GEMS commitment fee	$2,500	$—
Unpaid offering costs	$1,229	$—
Fair value of debt derivative liabilities related to issuance of convertible notes	$—	$17,540
Unpaid debt issuance costs	$—	$46

Quanergy Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Year Ended December 31		Quarter Ended March 31
	2020	2021	2021	2022
Non-GAAP Gross Profit and Margin
Gross profit (loss)	$429	($11)	($114)	($486)
Stock-based compensation expense	100	193	20	683

Non-GAAP gross profit	$529	$182	($94)	$197
Net sales	3,015	3,928	383	1,367
Gross margin	14.2%	(0.3%)	(29.8%)	(35.6%)
Non-GAAP gross margin	17.5%	4.6%	(24.5%)	14.4%

Adjusted EBITDA
Net loss	($35,835)	($63,544)	($14,714)	($104,682)
Stock-based compensation expense	5,443	11,972	1,581	51,561
Depreciation and amortization	1,192	948	251	228
Interest expense	6,380	21,489	3,685	40,046
Interest income	(34)	(5)	(1)	(2)
Change in fair value of derivative liability	(1,402)	3,628	2,317	2,337
Gain on forgiveness of PPP loan	—	(2,515)	—	—
Other comprehensive income, net	(12)	—	—	—
Income tax provision (benefit)	7	26	4	3

Adjusted EBITDA	($24,261)	($28,001)	($6,877)	($10,509)

Free Cash Flow
Net cash used in operating activities	($21,815)	($30,124)	($6,618)	($22,746)
Less: Purchase of property and equipment	—	(47)	—	(202)

Free Cash Flow	($21,815)	($30,171)	($6,618)	($22,948)